                                                                   EXHIBIT 10.48

                               LICENSE AGREEMENT

          This License Agreement (the "Agreement") is made and entered into as of the 23 day of February, 1999, by and between United Internet Technologies, Inc., a Delaware corporation ("UIT"), and World Championship Wrestling, Inc., a Georgia corporation ("WCW"), with reference to the following facts:

     A. UIT, together with its affiliates, developed, and UIT owns, all intellectual property, proprietary and other rights in and to the Internet related technology described on Exhibit A hereto, together with any and all improvements or enhancements thereof or additions thereto (the "Technology"); and

     B. WCW desires to license from UIT, and UIT is willing to license to WCW, the Technology, in each case upon and subject to the terms and conditions provided in this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.   Warranties.  UIT hereby represents and warrants that Paragraph A
               ----------
of the recitals above is true and correct. Each party represents and warrants that it has full power to enter into this Agreement, to carry out its obligations hereunder, and to grant and/or assign any and all rights granted and/or assigned herein.

          2.   Grant of License.  UIT hereby grants to WCW, for the term of this
               ----------------
Agreement, the limited, non-exclusive (except to the extent provided in Section 2 hereof) right and license (the "License") to use the Technology. It is expressly understood and agreed that the Technology (i) shall be used by WCW solely in connection with, and that the License pertains exclusively to, WCW`s Worldwide Championship Wrestling site or sites on the World Wide Web (the "Website") and the CD-ROM or other discs and software (the "Discs") that will permit holders thereof access to the interactive features thereof, and (ii) shall not be used by WCW in any other manner or for any other purpose or application. WCW further expressly acknowledges and agrees that the Technology, together with any and all improvements thereon or enhancements thereof or additions thereto developed during the term of this Agreement (whether developed by UIT or WCW) constitute confidential, proprietary information of UIT and shall at all times be and remain the sole property of UIT.

          (a) Restrictions on Use of Technology by UIT.  UIT agrees that it will
              ----------------------------------------
not, during the term of this Agreement, use or license the use of the Technology in competition with WCW in the wrestling business, or to otherwise permit the use of the Technology by any business or individual in the wrestling business other than WCW.

          (b) Improvements and Enhancements.  During the term of this Agreement,
              -----------------------------
UIT shall make reasonable commercial efforts to develop improvements and enhancements to the Technology and shall, as promptly as is commercially feasible, make such improvements and enhancements available to WCW by CD-ROM or such other means as the parties reasonably agree upon.

          3.  Testing and Acceptance of Technology.  Within twenty-one (21)
              ------------------------------------
days of the execution of this Agreement (the "Testing Period") UIT shall: (a) make available to WCW one or more test applications of the Technology sufficient to enable WCW to assess whether the Technology materially conforms to the specifications and description set forth in Exhibit A (the "Specifications"); and (b) if so requested by WCW, send one or more representatives of UIT to WCW's home offices to cooperate with and assist WCW in such testing on WCW's existing equipment. The representatives of UIT shall visit WCW's home offices at a time during the Testing Period to be reasonably agreed upon by the parties. WCW shall reimburse UIT for all travel, lodging, and other out-of-pocket costs (not including salaries of UIT's representatives) reasonably incurred by UIT and its representatives in connection with such visit. WCW shall notify UIT in writing as soon as possible after the Testing Period, and in no event later than thirty
(30) days after the execution of this Agreement, whether WCW accepts or rejects the Technology; provided, however, that WCW may only reject such Technology if WCW reasonably determines that the Technology does not materially conform to the Specifications. In the event of rejection, WCW shall so notify UIT in writing, specifying in detail such material nonconformance. As promptly as is commercially feasible, and in no event later that thirty (30) days following receipt from WCW of the notice of rejection, UIT shall correct such nonconformance and deliver to WCW a test application of the Technology which substantially conforms to the Specifications, whereupon WCW shall have an additional ten (10) business days after delivery to accept or reject the Technology pursuant to the foregoing procedure. In the event the redelivered test application is rejected by WCW pursuant to the foregoing procedure, WCW may elect to continue the correction and redelivery process or terminate this Agreement by written notice. In the event of termination by WCW pursuant to the testing procedure, UIT shall, within thirty (30) days of such termination, and notwithstanding any other provisions of this Agreement, refund to WCW any advance on royalty previously paid to UIT pursuant to this Agreement. The Technology shall be deemed accepted if not rejected in writing by WCW within thirty (30) business days after delivery of the first test application or within ten (10) business days after redelivery of test applications.

          4.   Technology and Creative Support Services.  The parties recognize
               ----------------------------------------
that in order to facilitate proper use and exploitation of the Technology by WCW, WCW will require from UIT support services in connection with both the use and application of the Technology ("Technology Support") and the creation, design, and implementation of content utilizing the Technology ("Creative Support"). Accordingly, the parties agree as follows:

          (i) Until the earliest to occur (the "Services Change Date") of the
(1) 180th day following the date of this Agreement or (2) completion of WCW's second master Disc, UIT shall provide to WCW Technology Support and Creative Support as may be reasonably requested by WCW in order to complete WCW's second master Disc. Such complete Technology Support and Creative Support shall be provided by UIT to WCW without charge; provided, however, that WCW shall reimburse UIT, within 30 days of UIT's written request therefor, for all of UIT's reasonable out-of-pocket expenses incurred in connection with the provision of such Technology Support and Creative Support (other than the salaries of UIT employees) and approved in advance by WCW, including without limitation, travel, lodging, meals and related expenses in the event that travel is requested and/or approved by WCW (the "Pre-Services Change Date Expenses").

          (ii) After the Services Change Date: (1) UIT shall continue to provide to WCW without charge such Technology Support as may from time to time reasonably be requested by WCW, including, without limitation, support related to the implementation and use of enhancements and improvements to the Technology; provided, however, that WCW shall reimburse UIT, within 30 days of UIT's written request therefor, for all of UIT's reasonable out-of-pocket expenses incurred in connection with the provision of such Technology Support (other than the salaries of UIT employees) and approved in advance by WCW, including, without limitation, travel, lodging, meals and related expenses in the event that travel is requested and/or approved by WCW; and (2) UIT shall provide to WCW such Creative Support as may be agreed upon by the parties, subject to such terms and conditions as may be agreed upon by the parties.

          5.   Delivery of Master Discs and Technology.  UIT shall assist WCW in
               ---------------------------------------
the creation of the first two Master Discs and shall provide to WCW, by CD-ROM or such other means as reasonably agreed upon by the parties, such elements of the Technology as reasonably necessary for WCW to make the content on the Discs available to holders of the Discs who access the Website. Upon the completion of the second master Disc, or at such earlier time as reasonably agreed upon by the parties, UIT shall deliver to WCW, by CD-ROM or such other means as reasonably agreed upon by the parties, all elements of the Technology, including, without limitation, all coding or other elements reasonably necessary for WCW to create additional master Discs, to make content on the Discs available to holders of the Discs who access the Website, and to prevent access of the content on the Discs only to those holders of the Discs who access the Website.

          6.   Royalties.  WCW shall pay the following royalty amounts (the
               ---------
"Royalties") to UIT in consideration of the License:

               (a) 15% of WCW's adjusted gross revenues (i.e., WCW's gross revenues, reduced by associated commissions payable by WCW) resulting from banners or similar advertisements and/or sponsorships that are now standard in the Internet industry and are contained on or made accessible through the use of the Discs; plus

               (b) 20% of WCW's adjusted gross revenues (i.e., as defined above) resulting from full-screen, full-motion trailers and/or other full-screen, or full-motion video and/or audio-visual advertisements that are not standard in the Internet industry and are contained on or made accessible through the use of the Discs; plus

               (c) 15% of WCW`s net revenues (i.e., gross sales minus cost of goods and fulfillment costs) resulting from merchandise sales which are promoted on or through access provided by the use of the Discs; plus

               (d) Additional royalty payments to be agreed upon in good faith between the parties, based upon the percentages stated above, for other sources of revenue that might be generated from the Discs or as a result of access provided by the use thereof.

          7.   Payment.  WCW shall make payment to UIT as follows:
               -------

               (a) WCW shall pay to UIT as a non-refundable advance against Royalties contemplated by the foregoing paragraph 3 (the "Advance") the total sum of $200,000 in immediately available funds, as follows: (i) one-half ($100,000) within ten (10) days of the execution of this Agreement; and (ii) one-half ($100,000) within ten (10) days of acceptance of the Technology by WCW in accordance with Paragraph 3.

               (b) All Royalty payments in excess of the Advance which are payable by WCW to UIT hereunder shall be paid by WCW to UIT within 45 business days following the end of each calendar quarter in which the related revenues are received by WCW. WCW shall provide to UIT, within 10 business days following the end of each calendar month, monthly reports which accurately reflect the computation of Royalties payable with respect to the preceding calendar month, which reports shall be certified as true and correct by WCW`s chief financial officer.

               (c) WCW agrees to use commercially reasonable efforts throughout the term hereof to exploit the Technology to generate the Royalties that will be payable by WCW to UIT hereunder. WCW further agrees that UIT (together with its representatives) shall have the right, from time-to-time upon reasonable advance notice by UIT, to audit all books and records pertaining to the Royalties (and the revenues and expenses upon which they are based) for purposes of verifying that WCW is in compliance with its Royalty payment obligations hereunder. In the event that any such audit reflects that WCW has not paid at least 85 per cent of all Royalties owing, WCW shall reimburse UIT for all expenses incurred by UIT in connection with such audit. Otherwise, such expenses shall be borne by UIT. WCW agrees to cooperate fully with UIT in connection with any such audit.

          8.   Indemnity.  Each party (the "Indemnifying Party") shall
               ---------
indemnify, defend and hold harmless the other party (and its parent, subsidiaries and affiliates), and the respective officers, directors and employees thereof, from and against all costs, damages, claims (threatened or actual) and expenses (including, without limitation, reasonable attorneys' fees and allocations for in-house counsel) which may arise or derive in any way from the Indemnifying Party's breach of any of its duties, obligations, representations or warranties under this Agreement. Without limiting the foregoing, the parties hereby further agree that: (a) UIT's obligations hereunder to indemnify, defend and hold harmless shall include, but shall not be limited to, any claims or actions based on an assertion that the Technology or the use thereof by WCW infringes or violates any patent, copyright, trademark, trade secret or other intellectual property right of any third party; and (b) WCW's obligations to indemnify, defend, and hold harmless shall include, but shall not be limited to, any claims or actions based on any assertion that any video, text, graphics or other content distributed by WCW (provided that such content is not furnished to WCW by UIT) libels, defames, or violates the rights of privacy and/or publicity of any third party. UIT agrees to maintain insurance covering its obligations hereunder to indemnify, defend and hold harmless WCW in an amount of at least two million dollars ($2,000,000) per occurrence, with deductible per occurrence no greater than two hundred thousand dollars ($200,000) and to provide proof of such coverage to the WCW upon reasonable request.

          9.   Non-Disclosure.  Each party acknowledges that by virtue of its
               --------------
relationship to the other party under this Agreement it will have access to certain information and materials concerning the other party's business, plans, customers, products and technology, including but not limited to the Technology, WCW's business records and plans, and the terms of this Agreement, that are confidential and of such substantial value to such party ("Information"), which value would be impaired if such Information were disclosed to third parties. Each party agrees to maintain all information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Information to any third party without the prior written consent of the disclosing party, except as is expressly permitted by the provisions of this Agreement. The parties' obligations of non-disclosure under this Agreement shall not apply to any information which: (i) is or becomes a matter of public knowledge through no fault of or action by the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Information without restriction; (iv) is independently developed by the receiving party without resort to Information which is confidential under this Agreement; or (v) is required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as is practicable in order to afford the disclosing party an opportunity to seek a protective order. The obligations of confidentiality shall survive the termination of this Agreement.

          10.  Term.  The term of this Agreement shall be for a period of three
               ----
years, commencing on the date hereof; provided, however, that WCW shall be entitled to terminate this Agreement at the end of any one-year period during the term hereof by written notice to UIT given by WCW to UIT at least 30 days prior to such year end. Additionally, either party shall be entitled to terminate this Agreement upon 30 days' advance written notice to the other in the event of any material breach by such other party of its obligations hereunder which is not cured within such 30-day period. For a period of one year following the effectiveness of any such termination (the "Extended Term"), WCW shall be entitled, at its discretion, to use the Technology solely for the purpose of allowing holders of Discs created during the Term to access the content thereon. During the Extended Term, WCW shall not use the Technology for the distribution of new Discs or other content. Upon the effectiveness of any termination, WCW shall, at its expense, promptly deliver to UIT all documentation or other items embodying the Technology or portions thereof relating to the creation of new Discs or other content (or, at the request of UIT, destroy the same); and immediately cease all use of the Technology except as set forth above. Upon the expiration of the Extended Term, WCW shall, at its expense, promptly deliver to UIT all remaining items embodying the Technology or portions thereof (or, at the request of UIT, destroy the same). Termination of this Agreement shall not affect any party's obligations, rights or remedies hereunder, which, by their nature, are intended to survive. By way of illustration only, WCW shall continue to have the obligation to pay Royalties to UIT in respect of all Discs disseminated by WCW prior to the effectiveness of termination.

          11.  Miscellaneous.
               -------------

               (a) Notices. Except as either party may hereafter notify the
                   -------
other with respect to itself, the addresses of the parties for all purposes of this Agreement shall be:

UIT:                United Internet Technologies, Inc.
                    1990 Westwood Blvd., Third Floor
                    Los Angeles, CA 90025
                    Fax: (310) 474-7475
                    Attention:  Brian Shuster, President

with a copy to:     Richman, Lawrence, Mann, Chizever & Phillips
                    9601 Wilshire Blvd., Penthouse
                    Beverly Hills, CA 90210-5270
                    Fax: (310) 274-2831
                    Attention:  Gerald M. Chizever, Esq.

WCW:                Worldwide Championship Wrestling
                    2865 Wall Cabin Drive
                    Smyrna, GA 30080
                    Fax: (404) 603-4044
                    Attention: Bill Busch

with a copy to:     Turner Entertainment Group Legal Department
                    1030 Techwood Drive
                    Atlanta, GA 30318
                    Fax: (404) 885-0600
                    Attention: James W. Kimmell, Jr., Esq.

All notices, requests, consents, waivers and other communications pursuant to this Agreement (collectively "Notices") shall be in writing and addressed as set forth above or to such other address as the addressee may have specified in a Notice duly given to the sender as provided herein. Such Notice shall be delivered to the party for whom intended by facsimile (with a copy delivered by one of the other methods described herein), by hand or by postage prepaid, first class, registered or certified mail, return receipt requested. Such Notices shall be deemed to have been given and delivered as of the date of receipt or the date delivery is refused.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

          (c) Attorneys' Fees.  Should any party be required to bring legal
              ---------------
action (including arbitration) to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover from the losing party its reasonable attorneys' fees and expenses in addition to any other relief to which it is entitled.

          (d) Entire Agreement.  No party has made any representations,
              ----------------
warranties, covenants or promises relating to the subject matter of this Agreement except as expressly set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect. This Agreement constitutes the entire agreement of the parties relative to the subject matter hereof.

          (e) Interpretation.  The parties agree that each party has been
              --------------
represented by legal counsel of its own selection and jointly participated with the other in the drafting of this Agreement; and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          (f) Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement shall be deemed unenforceable under applicable law pursuant to Section 7(l) below or by a court having jurisdiction, such provision shall be unenforceable, without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

          (g) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
inure to the benefit of, WCW and UIT and their respective successors and assigns; provided, however, that, neither WCW nor UIT may assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other party.

          (h) Modification.  No course of performance or other conduct hereafter
              ------------
pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by WCW or UIT, whether or not relied or acted upon, shall (i) modify or terminate this Agreement, or (ii) impair or otherwise affect any obligation, right or remedy of WCW or UIT pursuant to this Agreement.

          (i) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

          (j) Additional Acts.  The parties agree to perform such further acts
              ---------------
and to execute, acknowledge and deliver such further documents as may be necessary to effectuate the purposes of this Agreement.

          (k) Waiver.  The failure of any party, at any time, to require timely
              ------
performance by any other party of any provision of this Agreement shall not affect such party's rights thereafter to enforce the same, nor shall the waiver by any party of any breach of any provision of this Agreement, whether or not agreed to in writing, be taken or held to be a waiver of the breach of any other provision or a waiver of any subsequent breach of the same provision of this Agreement. No extension of time for the performance of any obligation or act hereunder shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

          (l) Arbitration.  Any controversy, dispute or claim arising out of or
              -----------
in connection with or relating to this Agreement, or the breach, termination, validity or interpretation hereof or any good faith negotiation or transaction contemplated hereby (any such controversy, dispute or claim being referred to as a "Dispute") shall be resolved exclusively by arbitration conducted in Los Angeles, California in accordance with the Commercial Arbitration Rules then in force (the "AAA Rules") of the American Arbitration Association (the "AAA"), unless the parties shall mutually agree to use an entity or group other than AAA for arbitration of a Dispute. In the event that AAA is used for arbitration of a Dispute, the following procedures shall apply. There shall be a panel of three arbitrators who shall be appointed pursuant to AAA procedure, in each case, within 15 business days after receipt of the demand for arbitration by the respondent(s) in any such proceeding. A final award shall be rendered as soon as reasonably possible, and, in any event, within 90 days following appointment of the panel of arbitrators; provided, however, that if the arbitrators determine by majority vote that fairness so requires, such 90 day period may be extended by no more than 60 additional days. The parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement expedited procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be reasoned and in writing. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of this
Section 7(l), any arbitration held pursuant to the provisions of this Section 7(l) shall be governed by the Federal Arbitration Act and the California Code of Civil Procedure. All arbitrations commenced pursuant to this Agreement while any other arbitration hereunder shall be in progress shall be consolidated and heard by the initially constituted panel of arbitrators. Notwithstanding anything to the contrary set forth above in this Section 7(l), UIT shall, in addition to all of its other rights and remedies hereunder, be entitled to enforce its rights under this Agreement in respect of the Technology, or any misuse, threatened misuse, prohibited disclosure, or threatened prohibited disclosure thereof by WCW, by seeking permanent and/or interim injunctive relief in any court of competent jurisdiction in the State of California.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


UIT:                                     WCW:

United Internet Technologies, Inc.,      World Championship Wrestling, a
a Delaware corporation                   Georgia corporation



By:  /s/ Brian Shuster                   By:  /s/ Eric Bischoff
    -----------------------------            ----------------------------

Its:  President                          Its:  President
    -----------------------------            ----------------------------

                                   EXHIBIT A

                  DESCRIPTION AND SPECIFICATIONS OF TECHNOLOGY

     The UIT Technology is used in providing Internet and Intranet websites with zero-wait time, full-motion, full-screen video (30 frames per second video, the same standard as standard television broadcasts), with stereo audio to the interactive audience. Unlike various forms of streaming video, live media and Internet video broadcasts, the Technology does not rely on bandwidth as the medium for delivery of video. The Technology permits a website to be protected with time-lock security, thereby enabling the website operator to allow end users to access full-motion, full-screen audio and video (or particular portions thereof selected by the website operator) only while on the website and for the specific period of time selected by the website operator and incorporated into the time-lock security code.

     The Technology consists of the following components:

1.   Parallel Addressing Video (PAV)
     -------------------------------

     Parallel Addressing Video is a technology that enables the user to select and call up video on a remote computer over a network without prior knowledge of the remote computer configuration. The current design is for use with removable media such as CD-ROM or DVD discs. The technology allows a hyperlink to be placed within a web page that upon selection (a click of the mouse) sends a small file to the remote computer. The associated software uses information contained in this small file to identify the "address" on the disc. The "address" is broken down into a specific disc volume label and the specific name of the file contained on it. It can identify the volume label, and, if not present, will prompt the user to insert the disc into any available drive. From the point of insertion, the disc can then be located and the media file found. This technology can also play audio files.

2.   Dynamic Interactive Video Overlay (DIVO)
     ----------------------------------------

     Dynamic Interactive Video Overlay is a technology whereby the user is able to place video within a computer user's Internet web-browser window. The video is filmed using blue/green screen technologies and this is then placed on background footage, graphics, etc. that has been designed to integrate with the web page design. This allows a designer to overlay a small video on a web page and have the full-screen appear to be a video. This technology requires less space on a disc, thereby allowing more high-quality footage to be placed on a disc at one time. The web browser appears as a full-screen video that is interactive with hyperlinks, etc.

     PAV and DIVO can be changed or updated by re-addressing any video file at any time from UIT's mainframe server.

3.   Server Side Key Generator Program
     ---------------------------------

     Server Side Key Generator Program ("SSKGP") is designed to protect the videos from being viewed by users not connected to the web site. The application resides on the web server. It follows the "CGI" web standards used for intercommunication between the web server and the external applications of the Technology. SSKGP is designed to work with the Unix operating system and with Netscape Enterprise Web Server; however, the application can be customized to work with any operating system and/or other web servers. The application will have the capability to create security keys based on time. Therefore, the end user will only be able to utilize the video while they are connected to the Internet and only for specific amounts of time. UIT can program the security time period(s) as required by the website operator, or will provide the operator with the ability to do so. Thus, for example, a video can be programmed to be played for 10 minutes after it has reached the user computer, after which the player will not play it again.

4.   Video (DIVO/PAV) Creation Program
     ---------------------------------

     This software is designed to create the proprietary files used by the video player. The application is compatible with Windows 95, Windows 98 and Windows NT computer. Its purpose is to convert the video from the MPEG standard video format to the encoded/encrypted format used with security features. It creates the proprietary support files distributed on the CD-ROM and via the web server to the end users.

5.   ULI Video Player
     ----------------

     This application enables the end user to open and play DIVO and PAV files within the browser while connected to the website server ( subject to any limitations programmed by the website operator). The ULI Video Player is compatible with Internet Explorer versions 3.0 and higher, and Netscape Navigator 3.0 and higher.

6.   Year 2000 Compliance
     --------------------

     All applications developed by United Internet Technologies are Year 2000 Compliant. For purposes of the Agreement, Year 2000 Compliant means that, without interruption or manual intervention, the Technology will perform all functions required by this

Agreement with no diminution or change in performance, functionality, accuracy or otherwise through 1999 and following December 31, 1999, and through and following February 29, 2000 and all subsequent leap days.

                                      -13-